EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated April 9, 2004, included in this Form 10-KSB in the previously filed Registration Statement of Capco Energy, Inc. and subsidiaries on Form S-8 (File No. 333-112693, effective February 11, 2004).



/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.
Santa Monica, California
April 9, 2004